                                                                    EXHIBIT 10.7


               PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT
                       UNDER THE 1989 STOCK INCENTIVE PLAN

                                  July 27, 2000

[Name]

         The 1989 Stock Incentive Plan, as amended (the "Plan"), is a stock-based incentive compensation plan for officers and key employees of Delta Air Lines, Inc. ("Delta") and its Subsidiaries. The Plan is administered by the Personnel & Compensation Committee of Delta's Board of Directors (the "Committee"). The Committee has selected you to receive an Other Stock-Based Award (as described below) under Section 8 of the Plan, effective as of July 27, 2000, and has requested me, on behalf of Delta, to provide this Agreement to you.

         In consideration of the mutual covenants herein contained and for other good and valuable consideration, Delta and you, as an employee of Delta or one or more of its Subsidiaries, hereby agree as follows:

1. Grant of Target Award; Acknowledgments; Capitalized Terms. Delta hereby grants to you a target award (the "Target Award") of performance-based restricted stock with respect to XX,XXX shares of Stock, as defined in the Plan, a copy of which has been provided to you. The Target Award is in all respects made subject to the terms and conditions of the Plan and, in the event of any conflict between the Plan and this Agreement, the Plan shall control. You acknowledge that you (a) have had a full and adequate opportunity to read this Agreement and the Plan; (b) agree to all of the terms and conditions thereof for yourself, any designated beneficiary and your heirs, executors, administrators or personal representatives; and (c) have received, and had a full and adequate opportunity to read, the prospectus relating to the Plan. Capitalized terms which are used but not defined in this Agreement shall have the meanings set forth in the Plan. The term "Agreement" means this Agreement, including Exhibits A, B, C and D hereto.

2. Nature of Target Award. The Target Award represents the opportunity, expressed as a number of shares of Stock, to receive a payout of shares of Stock, or a combination of cash and shares of Stock. This opportunity is subject to the terms and conditions of the Plan and this Agreement.

3. Performance Measurement Criteria. The potential payout with respect to the Target Award (the "Potential Payout Award") is based on (a) the Target Award; and (b) Delta's U.S. Department of Transportation performance rank ("DOT Performance Rank") and total shareholder return rank ("Total Shareholder Return Rank") relative to certain peer companies (the "Peer Groups") during the applicable measurement period (the "Measurement Period"), as determined in accordance with this Agreement. Exhibit A of this Agreement describes the Peer Groups and the Measurement Period for purposes of determining Delta's DOT Performance


  This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Rank and Total Shareholder Return Rank. Exhibits B and C describe the methodology for determining Delta's DOT Performance Rank and Total Shareholder Return Rank, respectively.

4. Potential Payout Award. The Potential Payout Award for the applicable Measurement Period will be determined in accordance with the following formula, rounded to the nearest whole number:

       Potential Payout Award = Potential Payout Percentage X Target Award

The "Potential Payout Percentage" is the percentage set forth in the applicable box of the following Performance Matrix Table, based on Delta's DOT Performance Rank and Total Shareholder Return Rank for the applicable Measurement Period:

--------------------------------------------------------------------------------------------------------------------
  PERFORMANCE MATRIX TABLE:  PERCENT OF TARGET AWARD ELIGIBLE TO BE RECEIVED
--------------------------------------------------------------------------------------------------------------------
  Delta's DOT Performance Rank vs. Applicable
       Peer Group for Measurement Period
                   1st or 2nd                        0%            80%         110%          150%          200%
                                                --------------------------------------------------------------------
                   3rd or 4th                        0%            60%          90%          120%          160%
                                                --------------------------------------------------------------------
                   5th or 6th                        0%            40%          70%          100%          130%
                                                --------------------------------------------------------------------
                   7th or 8th                        0%            0%           50%           80%          110%
                                                --------------------------------------------------------------------
                  9th or 10th                        0%            0%           0%            0%            0%
                                                --------------------------------------------------------------------
                                                 9th or 10th   7th or 8th   5th or 6th    3rd or 4th     1st or 2nd
                                                --------------------------------------------------------------------
                                                               Delta's Total Shareholder Return Rank
                                                         vs. Applicable Peer Group for Measurement Period
                                                --------------------------------------------------------------------

See Exhibit D of this Agreement for an illustrative calculation of the Potential Payout Award.

5.       Special Rules Regarding Termination of Employment and Demotion.

         a. Termination of Employment Because of Retirement, Disability or Death. If, prior to June 30, 2003, your employment with Delta terminates due to Retirement, Disability or death, you or your beneficiary or estate, as the case may be, shall be eligible to receive only that proportion of the Potential Payout Award for the applicable Measurement Period (as determined in accordance with Exhibit A of this Agreement) that the number of full months from July 1, 2000 through the date of termination of your employment bears to 36.

         b. Termination of Employment for Reasons Other than Retirement, Disability or Death. If, prior to June 30, 2003, your employment with Delta terminates for any reason other than Retirement, Disability or death, (i) the Target Award shall be forfeited at the time of such termination of employment; and (ii) you shall not receive an Actual Payout Award (as defined in Paragraph 6 of this Agreement).

         c. Demotion. If, prior to June 30, 2003, you voluntarily suggest and then accept a demotion, or are involuntarily demoted, to a position with Delta involving lesser responsibilities than those of the job held by you on July 27, 2000, the Committee may in its sole discretion, not later than six months from the date of the demotion, revoke or modify the Target Award in any manner it deems appropriate under the circumstances. The Committee will determine in its sole discretion what constitutes a demotion to a job involving lesser responsibilities under this paragraph.

         d. Definition of Retirement. For purposes of Paragraph 5 and Exhibit A of this Agreement, "Retirement" means retirement from employment with Delta or any of its Subsidiaries pursuant to the qualified defined benefit retirement plan of such entity applicable to you. If you are an Employee of a Subsidiary of Delta which does not have in effect a qualified defined benefit retirement plan at the time you cease employment with such Subsidiary (other than cessation of employment due to death, Disability, or transfer to Delta or any of its other Subsidiaries), Retirement from such Subsidiary shall mean your cessation of employment with that Subsidiary at or after age 55.

         e. Other Definitions. For purposes of Paragraph 5, Paragraph 8 and Exhibit A of this Agreement, (i) employment with Delta includes employment with any Subsidiary of Delta; and (ii) termination of employment with Delta means you are no longer an employee of Delta or any of its Subsidiaries.

6. Committee Discretion to Reduce Actual Payout Award. Except as provided in (a) Paragraph 8 of this Agreement, (b) Section 9 of the Plan or (c) any written executive retention agreement, if any, entered into between and executed by you and Delta, the Committee may in its sole discretion eliminate or reduce (to any whole number less than the Potential Payout Award) the actual payout under this Agreement. The actual payout after any such reduction is referred to in this Agreement as the "Actual Payout Award."

7. Form and Timing of Actual Payout Award. The Actual Payout Award entitles you to a payout of shares of Stock determined in accordance with this Agreement. Subject to such terms and conditions as the Committee may establish, you may elect to receive cash in lieu of 40% of the shares of Stock to which you are entitled pursuant to the preceding sentence. Unless the Committee determines otherwise, the Actual Payout Award shall be paid within 75 calendar days following the close of the applicable Measurement Period.

8. Change in Control. Upon the occurrence, prior to June 30, 2003, of a Change in Control (as defined in the Plan) while you are employed by Delta, the Actual Payout Award shall be the greater of (a) the Potential Payout Award for the applicable Measurement Period (as determined in accordance with Exhibit A of this Agreement) and (b) the Target Award, in each case prorated to reflect the proportion that the number of full months from July 1, 2000 through the date of the Change in Control bears to 36. In these circumstances, the Actual Payout Award shall be paid promptly after the occurrence of the Change in Control in the form determined under Paragraph 7 of this Agreement.

9. Tax Withholding. Delta shall withhold from the Actual Payout Award, if any, a sufficient amount to cover any amounts which Delta is required to withhold to comply with requirements of federal, state, local or foreign tax laws, rules or regulations. Delta shall satisfy this requirement (a) to the fullest extent possible by withholding from the cash portion, if any, of the Actual Payout Award; and (b) if any additional withholding is required or if you did not receive a cash payout, by withholding a sufficient number of shares of Stock (based on its fair market value as determined by the Committee) from the Actual Payout Award.

10. Restrictions on Transferability. The Target Award and the Potential Payout Award are not transferable otherwise than (a) by will; (b) by the laws of descent and distribution; or (c) by a written designation referred to in Section 10(c) of the Plan.

11. Federal Securities Law; Company Policies. You acknowledge that the federal securities laws and/or Delta's policies regarding trading in its securities may limit or restrict your right to buy or sell shares of Stock. You agree to comply with such federal securities law requirements and Delta policies, as such laws and policies are amended from time to time.

12.      Miscellaneous

         a. Authority of the Committee. The Committee has the sole and complete authority to construe and interpret the Plan and this Agreement. All determinations of the Committee shall be final and conclusive for all purposes and upon all persons. The Committee shall be under no obligation to construe this Agreement or to treat any award covered by this Agreement in a manner consistent with the treatment provided with respect to any other award or Participant.

         b. Unfunded Obligation. Obligations of Delta arising under this Agreement, if any, shall be unfunded and unsecured. You shall have no rights greater than the rights of a general, unsecured creditor of Delta with respect to any award covered by this Agreement.

         c. No Rights as Shareholder. You shall have no voting rights, shall not accrue any dividends or other distributions paid, and shall have no other rights as a shareholder, with respect to any shares of Stock subject to an award under this Agreement prior to the date such shares are actually issued to you.

         d. Entire Agreement. Subject to any written executive retention protection agreement, if any, entered into between and executed by you and Delta, this Agreement and the Plan constitute the entire agreement between you and Delta with respect to the subject matter hereof. This Agreement may not be amended except by a writing signed by the parties. Nothing in this Agreement shall be deemed to modify or amend any retention protection agreement referred to in the first sentence of this Paragraph 12(d).

         This Agreement has been prepared in duplicate. Please note your acceptance in the space provided therefor and return one original to the Vice President - Global Rewards and Recognition (Department 959-ATG) for Delta's records.

         IN WITNESS WHEREOF, Delta, acting through the Committee, and you have executed this Agreement, all as of the date first written above.

                                     DELTA AIR LINES, INC.


                                     By:
                                         --------------------------------------
                                         Leo F. Mullin
                                         Chairman of the Board and
                                         Chief Executive Officer


                                     PARTICIPANT


                                     ------------------------------------------

                                                                       EXHIBIT A

PEER GROUPS

The Peer Groups for determining Delta's DOT Performance Rank and Total Shareholder Return Rank are as follows:

   DOT PERFORMANCE RANK PEER GROUP                   TOTAL SHAREHOLDER RETURN RANK PEER GROUP
   -    Alaska Airlines, Inc.                        -   Alaska Air Group, Inc.
   -    America West Airlines, Inc.                  -   America West Holdings Corporation
   -    American Airlines, Inc.                      -   AMR Corporation
   -    Continental Airlines, Inc.                   -   Continental Airlines, Inc.
   -    Northwest Airlines, Inc.                     -   Northwest Airlines Corporation
   -    Southwest Airlines Co.                       -   Southwest Airlines Co.
   -    Trans World Airlines, Inc.                   -   Trans World Airlines, Inc.
   -    United Air Lines, Inc.                       -   UAL Corporation
   -    US Airways, Inc.                             -   US Airways Group, Inc.



MEASUREMENT PERIOD

- GENERAL RULE. The Measurement Period for determining Delta's DOT Performance Rank and Total Shareholder Return Rank is the period beginning on July 1, 2000 and, subject to the following two paragraphs, ending on and including June 30, 2003.

- TERMINATION OF EMPLOYMENT BECAUSE OF RETIREMENT, DISABILITY OR DEATH. If, prior to June 30, 2003, your employment with Delta terminates because of Retirement, Disability or death, the Measurement Period shall end (1) for purposes of determining Delta's DOT Performance Rank, as of the end of the last complete month preceding such termination of employment; and (2) for purposes of determining Delta's Total Shareholder Return Rank, on the date of such termination of employment.

- CHANGE IN CONTROL. If, prior to June 30, 2003, there is a Change in Control while you are employed by Delta, the Measurement Period shall end (1) for purposes of determining Delta's DOT Performance Rank, as of the end of the last complete month preceding such Change in Control for which the U.S. Department of Transportation ("DOT") has reported the information used to determine Delta's DOT Performance Rank; and (2) for purposes of determining Delta's Total Shareholder Return Rank, on the date of such Change in Control.

                                                                       EXHIBIT B


DETERMINATION OF DOT PERFORMANCE RANK

The DOT Performance Rank for the Measurement Period for Delta and each airline in the DOT Performance Rank Peer Group (each airline, including Delta, an "Airline") will be based on DOT reported information regarding each Airline's
(1) on-time arrival performance; (2) consumer complaint record; and (3) mishandled baggage rate (collectively, the "DOT Performance Measures").(1) A description of the DOT Performance Measures and the methodology for calculating each Airline's DOT Performance Rank follows.(2)

- ON-TIME ARRIVAL PERFORMANCE. An Airline's on-time arrival performance for a particular month is measured by the percentage (rounded to one decimal place) of its nonstop, scheduled-service domestic flights that arrive less than 15 minutes after their scheduled arrival time, as reported for that month by the DOT.(3) An Airline's on-time arrival performance for the Measurement Period will be equal to the average of its DOT reported monthly on-time arrival percentages for that period. Each Airline's on-time arrival percentage for the Measurement Period will then be ranked, with "1" being the best ranking (i.e., the highest on-time arrival percentage) and "10" being the worst ranking (i.e., the lowest on-time arrival percentage).

- CONSUMER COMPLAINT RECORD. An Airline's consumer complaint record for a particular month is measured by its number of consumer complaints per 100,000 passengers enplaned (rounded to two decimal places), as reported for that month by the DOT.(4) An Airline's consumer complaint record for the Measurement Period will be equal to the average of its DOT reported monthly consumer complaints per 100,000 enplanements for that period. Each Airline's consumer complaint record for the Measurement Period will then be ranked, with "1" being the best ranking (i.e., the lowest number of consumer complaints per 100,000

----------
(1) The DOT publishes this information on a monthly basis in its Air Travel Consumer Report. This report is intended to provide consumers with information regarding the quality of airline services. Information for a particular month is usually reported by the first week of the second following month.

(2) The description of the DOT Performance Measures is based on DOT regulations and policies as in effect on the date of this agreement. If the DOT amends these regulations or policies during the Measurement Period, the description of any impacted DOT Performance Measure will be automatically adjusted on a prospective basis to reflect the amendment. For example, if, effective
    July 1, 2002, the DOT amends its definition of on-time arrivals to mean an arrival within less than 10 minutes (rather than within less than 15 minutes) after the scheduled arrival time, the description of on-time arrival performance would be modified for purposes of determining on-time arrival performance beginning in July 2002.

(3) The DOT reports this information each month based on required and voluntary monthly on-time performance reports filed by each Airline for its domestic system. See 14 CFR ss234.4 and 234.7.

(4) The DOT reports this information each month based on the number of aviation consumer complaints filed with the DOT regarding each Airline. See the "Consumer Complaints" section of the DOT's Air Travel Consumer Report.

         enplanements) and "10" being the worst ranking (i.e., the highest number of consumer complaints per 100,000 enplanements).

- MISHANDLED BAGGAGE RATE. An Airline's mishandled baggage rate for a particular month is measured by its number of mishandled baggage reports per 1,000 passengers enplaned (rounded to two decimal places), as reported for that month by the DOT.(5) An Airline's mishandled baggage rate for the Measurement Period will be equal to the average of its DOT reported monthly mishandled baggage reports per 1,000 enplanements for that period. Each Airline's mishandled baggage rate for the Measurement Period will then be ranked, with "1" being the best ranking (i.e., the lowest number of mishandled baggage reports per 1,000 enplanements) and "10" being the worst ranking (i.e., the highest number of mishandled baggage reports per 1,000 enplanements.)

- CALCULATION OF DOT PERFORMANCE RANK. An Airline's DOT Performance Rank will be determined by (1) multiplying its rank for each DOT Performance Measure for the Measurement Period by the applicable weighting; and (2) adding these three products. The applicable weightings are: on-time arrival performance - 60%; consumer complaint record - 20%; and mishandled baggage rate - 20%. The Airline with the lowest overall score will be ranked "1" (i.e., the best DOT Performance Rank); the Airline with the next lowest score will be ranked "2" (i.e., the second best DOT Performance Rank); and so on.

- TIES BETWEEN DELTA AND ANOTHER AIRLINE. If Delta and another Airline have the same rank for any DOT Performance Measure, or the same overall score for the DOT Performance Measures, Delta's rank or overall score, as applicable, will be deemed to be lower than (i.e., superior to) the other Airline's rank or overall score, respectively.

-        OTHER FACTORS. If during the Measurement Period:

         - the DOT ceases to report with respect to (1) one of the DOT Performance Measures, the weighting for that DOT Performance Measure will be allocated equally between the remaining two DOT Performance Measures; and (2) two of the DOT Performance Measures, the weightings for those DOT Performance Measures will be allocated to the remaining DOT Performance Measure. For example, if effective July 1, 2002, the DOT ceases to report with respect to Airlines' consumer complaint records, the weightings for on-time arrival performance and mishandled baggage rate would increase to 70% and 30%, respectively, for the entire Measurement Period.

         - the DOT ceases to report with respect to each of the DOT Performance Measures, your Actual Payout Award, if any, will be based on Delta's Total Shareholder Return Rank during the Measurement Period.

         - the DOT ceases to report with respect to one or more of the DOT Performance Measures for a particular Airline, that Airline will be ranked "10" for such DOT

----------
(5) The DOT reports this information each month based on monthly mishandled baggage reports required to be filed by each Airline. See 14 CFR s234.6.

                  Performance Measure(s). This could occur, for example, if an Airline ceases to qualify as a "reporting carrier" under 14 CFR ss.234.2.

         - an Airline ceases to exist because it is merged into another company (e.g., Continental Airlines, Inc. is merged into Northwest Airlines, Inc.) or otherwise, that Airline will be ranked "10".

         -        ILLUSTRATIVE DETERMINATION OF DELTA'S DOT PERFORMANCE RANK.

     ------------------------------------------------------------------------------------------------------------
           DOT Performance Measures          Delta's Rank vs. Applicable
                                             Peer Group for Measurement      x      Weighting      =      Score
                                                       Period
     ------------------------------------------------------------------------------------------------------------
     On-time arrival performance                          2                  x         60%         =        1.2
     Consumer complaint record                            3                  x         20%         =         .6
     Mishandled baggage rate                              3                  x         20%         =         .6
     Delta's Overall Score for DOT                                                                          2.4
     Performance Measures
     ------------------------------------------------------------------------------------------------------------

Assumptions

         -        Delta's overall score is 2.4, as calculated above

         -        One Airline had an overall score of 1.9

         -        One Airline (other than Delta) had an overall score of 2.4

         -        The other seven Airlines had overall scores between 2.5 and
                  10.0

Delta's DOT Performance Rank

         - Based on these assumptions, Delta's DOT Performance Rank for the Measurement Period would be "2" (i.e., Delta had the second lowest overall score for the DOT Performance Measures). As stated above, if Delta and another Airline have the same overall score, Delta's overall score will be deemed to be lower than (i.e., superior to) the other Airline's overall score.

                                                                       EXHIBIT C

DETERMINATION OF TOTAL SHAREHOLDER RETURN RANK

The Total Shareholder Return Rank for the Measurement Period for Delta and each company in the Total Shareholder Return Rank Peer Group (each company, including Delta, a "Public Company") will be based on the appreciation of the price of its Common Stock (as defined below) during that period. For these purposes, any dividend or other distribution paid by a Public Company on its Common Stock and having a record date that occurs during the Measurement Period will be deemed to be reinvested in additional shares of that Common Stock. A description of the terms and methodology for calculating each Public Company's Total Shareholder Return Rank follows.

- GENERAL RULE. A Public Company's Total Shareholder Return Rank for the Measurement Period will be determined (1) by first calculating its Total Shareholder Return Percentage (rounded to three decimal places) for the Measurement Period; and (2) then ranking these percentages, with "1" being the best ranking (i.e., the highest Total Shareholder Return Percentage) and "10" being the worst ranking (i.e., the lowest Total Shareholder Return Percentage).

- TOTAL SHAREHOLDER RETURN PERCENTAGE. A Public Company's Total Shareholder Return Percentage for the Measurement Period will be calculated using the following formula:

     Total Shareholder Return Percentage  =  (A x B) - C
                                             -----------
                                                  C

where:

         A = 1 plus the number of shares, if any, of a Public Company's Common Stock deemed to be acquired during the Measurement Period with dividends and other distributions that are paid on one share of that Common Stock.

         B = The average of the daily Closing Prices (as defined below) per share of a Public Company's Common Stock for the 20 consecutive Trading Days (as defined below) including and immediately preceding the end of the Measurement Period.

         C = The average of the daily Closing Prices per share of a Public Company's Common Stock for the 20 consecutive Trading Days immediately preceding July 1, 2000.

- DEFINITIONS

         - BUSINESS DAY. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         - CLOSING PRICE. The "Closing Price" of a security for any day means the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such day, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, on NASDAQ or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Committee.

         - COMMON STOCK. "Common Stock" means the class of a Public Company's common stock that is publicly traded on a national securities exchange or on NASDAQ on the date of this Agreement. For America West Holdings Corporation, Continental Airlines, Inc. and Northwest Airlines Corporation, Common Stock means its Class B common stock, Class B common stock and Class A common stock, respectively.

         - NASDAQ. "NASDAQ" means the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

         - TRADING DAY. "Trading Day" means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

- DIVIDENDS OR OTHER DISTRIBUTIONS. Any dividend or other distribution paid by a Public Company on its Common Stock and having a record date that occurs during the Measurement Period will be deemed to be reinvested in additional shares of such Common Stock at its Closing Price per share (properly adjusted to take into account, if applicable, ex-dividend or "when issued" trading) on the day determined as follows:
         (1) if the dividend or distribution is paid during the Measurement Period, on the day on which the dividend or distribution is paid (or, if such payment day is not a Trading Day, on the Trading Day immediately preceding such payment day); and (2) if the dividend or distribution is paid after the end of the Measurement Period, on the last Trading Day of the Measurement Period.

         For purposes of this provision, the dividend or distribution will be valued as follows: (1) if the dividend or distribution is paid in cash, the amount of such cash; (2) if the dividend or distribution is paid in a publicly traded security, the Closing Price per share (properly adjusted to take into account, if applicable, ex-dividend or "when issued" trading) of such security on the day on which the dividend or distribution is deemed to be reinvested pursuant to the immediately preceding paragraph; and (3) if the dividend or distribution is paid in a security which is not publicly traded or in any other property, the fair market value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such security or property selected by the Committee or, if no such investment banking or appraisal firm is in the judgment of the Committee available to make such determination, as determined by the Committee.

- TIES BETWEEN DELTA AND ANOTHER PUBLIC COMPANY. If Delta and another Public Company have the same Total Shareholder Return Percentage, Delta's Total Shareholder Return Rank will be deemed to be lower than (i.e., superior to) the other Public Company's Total Shareholder Return Rank.

- ADJUSTMENTS. If a Public Company (1) pays a dividend on its Common Stock in shares of Common Stock, (2) subdivides its outstanding Common Stock into a greater number of shares, or (3) combines its outstanding Common Stock into a smaller number of shares, in each case whether by reclassification, recapitalization or otherwise, the Committee will make such adjustments with respect to the computation of the Total Shareholder Return Percentage of that Public Company as it deems appropriate in the circumstances to preserve the integrity of that computation. For example, if, on July 1, 2002, there is a two-for-one split of the Common Stock of a Public Company, the variable "C" in the formula for calculating the Total Shareholder Return Percentage for that Public Company would be reduced by 50%.

- OTHER FACTORS. If during the Measurement Period a Public Company ceases to exist because it is merged into another Public Company or otherwise, or its Common Stock ceases to be publicly traded, that Public Company will be ranked "10".

         ILLUSTRATIVE CALCULATION OF TOTAL SHAREHOLDER RETURN PERCENTAGE

                  (a)                       (b)            (c)        (d)         (e)            (f)          (g)         (h)

                                          Closing
                                          Price Per                                         Shares Deemed              Total
                                          Share of     Shares at                            Acquired with              Value of
                                          Common       Beginning    Dividend     Total        Reinvested    Total       Shares
                  Date                      Stock      of Quarter  Per Share   Dividends      Dividends      Shares     (b x g)
                                                                                (c x d)        (e / b)       (c + f)
-----------------------------------------------------------------------------------------------------------------------------------
       20 consecutive Trading Days
       immediately preceding 7/1/00       $  40.00           --        --          --             --         1.000       $ 40.00

                9/30/00                      40.75        1.000     $0.20       $0.20           0.005        1.005         40.95

                12/31/00                    41.625        1.005      0.20        0.20           0.005        1.010         42.04

                3/31/01                      42.50        1.010      0.20        0.20           0.005        1.015         43.14

                6/30/01                      43.25        1.015      0.20        0.20           0.005        1.020         44.12

                9/30/01                     44.125        1.020      0.25        0.26           0.006        1.026         45.27

                12/31/01                     45.00        1.026      0.25        0.26           0.006        1.032         46.44

                3/31/02                      46.00        1.032      0.25        0.26           0.006        1.038         47.75

                6/30/02                     46.875        1.038      0.25        0.26           0.006        1.044         48.94

                9/30/02                      47.75        1.044      0.30        0.31           0.006        1.050         50.14

                12/31/02                     48.75        1.050      0.30        0.32           0.007        1.057         51.53

                3/31/03                      49.75        1.057      0.30        0.32           0.006        1.063         52.88

                6/30/03                      50.75        1.063      0.30        0.32           0.006        1.069         54.25

20 consecutive Trading Days including and
      immediately preceding 6/30/03          51.00           --        --          --              --        1.069         54.52


                                   Return in dollars ($54.52-$40.00)                                             $14.52

                                   Total Shareholder Return Percentage ($14.52/$40.00)                             36.3%

Certain Assumptions

         - Quarterly cash dividends are paid on the Common Stock on March 31, June 30, September 30 and December 31, with the related record date occurring 15 days earlier.

         - 0.069 shares of Common Stock are deemed acquired with reinvested dividends in this example.

         - The average of the daily Closing Prices per share of the Common Stock for the 20 consecutive Trading Days (1) immediately preceding July 1, 2000 is $40.00; and (2) including and immediately preceding June 30, 2003 is $51.00.

                                                                       EXHIBIT D


ILLUSTRATIVE CALCULATION OF POTENTIAL PAYOUT AWARD

Assumptions

         -        Target Award is 1,100 shares

         -        Delta's DOT Performance Rank is "2" for the Measurement Period

         -        Delta's Total Shareholder Return Rank is "6" for the
                  Measurement Period

Calculation of Potential Payout Award

         - Potential Payout Percentage. Based on Delta's assumed 2nd place DOT Performance Rank and its 6th place Total Shareholder Return Rank, the Potential Payout Percentage under the Performance Matrix Table is 110% of the Target Award.

         - Potential Payout Award. The Potential Payout Award in this example is 110% (the Potential Payout Percentage) x 1,100 (the Target Award), or 1,210 shares.

Other Factors Affecting Actual Payout Award

         - Committee Discretion. Subject to the limitations set forth in Paragraph 6 of this Agreement, the Committee may in its sole discretion eliminate or reduce (to any whole number less than the Potential Payout Award) the actual payout under this Agreement.

--------------------------

1 The DOT publishes this information on a monthly basis in its Air Travel Consumer Report. This report is intended to provide consumers with information regarding the quality of airline services. Information for a particular month is usually reported by the first week of the second following month.

2 The description of the DOT Performance Measures is based on DOT regulations and policies as in effect on the date of this agreement. If the DOT amends these regulations or policies during the Measurement Period, the description of any impacted DOT Performance Measure will be automatically adjusted on a prospective basis to reflect the amendment. For example, if, effective July 1, 2002, the DOT amends its definition of on-time arrivals to mean an arrival within less than 10 minutes (rather than within less than 15 minutes) after the scheduled arrival time, the description of on-time arrival performance would be modified for purposes of determining on-time arrival performance beginning in July 2002.

3 The DOT reports this information each month based on required and voluntary monthly on-time performance reports filed by each Airline for its domestic system. See 14 CFR ss.ss.234.4 and 234.7.

4 The DOT reports this information each month based on the number of aviation consumer complaints filed with the DOT regarding each Airline. See the "Consumer Complaints" section of the DOT's Air Travel Consumer Report.

5 The DOT reports this information each month based on monthly mishandled baggage reports required to be filed by each Airline. See 14 CFR ss.234.6.